[SAFECO LOGO]


Third Quarter News Release and Statistical Supplement (Unaudited)
October 27, 2003

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                                Table of Contents

                                                                                                                   Page

Earnings News Release                                                                                              1-7

Financial Supplement Introduction                                                                                  SS-1

Financial Measures Used by Safeco                                                                                  SS-2

Consolidated Results

         Key Metrics                                                                                               SS-6
         Summary of Financial Results                                                                              SS-7
         Consolidated Statements of Income                                                                         SS-8
         Consolidated Balance Sheets                                                                               SS-9
         Income Summary                                                                                            SS-10


Property & Casualty Results

         Underwriting Profit and Combined Ratios                                                                   SS-11
         Underwriting Profit and Combined Ratios
            without 3Q 03 Workers Compensation reserve adjustment                                                  SS-12
         Net Written Premiums                                                                                      SS-13
         Net Earned Premiums                                                                                       SS-14
         Personal Auto                                                                                             SS-15
         Homeowners and Specialty                                                                                  SS-16
         Safeco Business Insurance (SBI)                                                                           SS-17
         Surety, Other and Total                                                                                   SS-18
         Statutory Information                                                                                     SS-19


Life & Investments Results

         Pretax Operating Earnings and Revenues                                                                    SS-20
         Supplemental Statistics                                                                                   SS-21



Corporate Supplemental Detail

         Capitalization                                                                                            SS-22
         Investment Portfolios - Consolidated                                                                      SS-23
         Investment Portfolios -  Property & Casualty                                                              SS-24
         Investment Portfolios -  Life & Investments                                                               SS-25

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[Safeco Logo GRAPHIC OMITTED]



FOR RELEASE AT 7:45 a.m., Eastern Time
INVESTOR RELATIONS CONTACT:                 Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:                   Paul Hollie, 206-545-3048


                   Safeco Produces Strong Underwriting Results
                         in Auto, Homeowners and Surety

SEATTLE--(Oct. 27, 2003)--

Third-Quarter Highlights
------------------------

o    Posted underwriting profit in Auto, Homeowners and Surety insurance lines.

o    Reported net loss of $28.9 million, or $0.21 per diluted share.

o    Produced $33.6 million  after-tax  operating  earnings despite $133 million reserve strengthening.
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    ----------------------------------------------- ----------------------------- -----------------------------
    Summary Financial Results after tax                    3 Months Ended                9 Months Ended
    (In millions except per-share data)                     September 30                  September 30
                                                         2003           2002          2003           2002
    ----------------------------------------------- --------------- ------------- -------------- --------------
    Net Income (Loss)                               $     (28.9)    $      75.2        173.0     $      244.0
         Per Diluted Share of Common Stock          $      (0.21)   $       0.59         1.25    $        1.91
    ----------------------------------------------- -- ------------ -- ---------- - ------------ --- ----------
    Net Realized Investment Gains (Losses)          $     (62.5)    $       7.8        (80.2)    $       89.9
   ----------------------------------------------- -- ------------ -- ---------- - ------------ --- ----------
    Operating Earnings*                             $      33.6     $      67.4        253.2     $      154.1
    ----------------------------------------------- -- ------------ -- ---------- - ------------ --- ----------
    Average Shares Outstanding                            138.5           128.1        138.9            128.1
    ----------------------------------------------- -- ------------ -- ---------- - ------------ --- ----------
    * Operating Earnings is Net Income (Loss) excluding Net Realized Investment
    Gains (Losses). Measures used in this news release that are not based on accounting principles generally accepted in the United States (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our
    Form 8-K available through the SEC and online at
    http://www.safeco.com/safeco/investor/pdfs/03q2_sup.pdf
    -----------------------------------------------------------------------------------------------------------
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         Safeco (NASDAQ: SAFC)--which recently announced a clear focus on
Property & Casualty insurance--today reported strong third-quarter underwriting results in most insurance lines.
         "We generated healthy underwriting profits in Auto, Homeowners and
Surety," said Mike McGavick, Safeco chairman and CEO. "Our fundamentals are strong. The underwriting results across our Property & Casualty businesses point to the soundness of our new course."
         As previously announced, the company strengthened workers compensation reserves in the quarter by $133.3 million after tax ($205.0 million pretax).
"Absent this action, our Business Insurance line also would have been profitable," McGavick said.

         For the quarter, Safeco reported a net loss of $28.9 million ($0.21 per share). This compares to net income of $75.2 million ($0.59 per diluted share) in the third quarter of 2002 when the company put its Lloyd's of London operation into run-off and took a $17.1 million after-tax charge ($0.13 per share).
         Factors contributing to Safeco's overall results in the third quarter of 2003 were:

o    The workers compensation reserve strengthening.

o Impairments of investments securities held by Life & Investments (L&I), which aren't expected to recover in value before L&I is sold. Although Safeco intends to continue holding these investments, accounting rules require impairment recognition of unrealized losses because the business unit is for sale. During the quarter, Safeco recorded total after-tax investment impairments of $87.0 million, with $80.5 million associated with L&I.

o A $13.2 million benefit due to a favorable federal income tax settlement regarding prior tax years for L&I.

         Operating earnings for the third quarter were $33.6 million after tax, compared with $67.4 million for the same period last year. "When you consider that our operating earnings include the reserve charge, these are very strong results," McGavick said.
         In the fourth quarter, Safeco anticipates an after-tax restructuring charge of approximately $10 million associated with previously announced actions to reduce expenses by $75 million in 2004. This charge is related to eliminating 500 jobs not affected by the sale of L&I.
         "We had a number of unusual items in the quarter," McGavick said. "When you look at our Property & Casualty operating fundamentals, you see outstanding underwriting performance combined with healthy sales growth.
         "Our underwriting models and common sales platform are producing positive results faster than we initially expected," he added. "We're on the right path for sustained, profitable growth."
         Safeco's return on equity for the first nine months of the year, based on annualized net income, is 5.0 percent. Operating return on equity, measured using annualized operating earnings and excluding unrealized gains, is 10.0 percent for the first nine months of 2003.
         Overall revenues in the third quarter were $1.8 billion, down slightly from a year ago. Operating revenues--excluding net realized investment gains--grew 5.2 percent.

         Net earned premiums for all Property & Casualty operations increased
10.1 percent compared with the third quarter of 2002. Net written premiums, a leading indicator of revenues in future quarters, increased 11.2 percent.
         Insured catastrophe losses for the quarter totaled $21.0 million. This compares with $9.9 million favorable catastrophe reserve development reported in the third quarter of 2002.
         In conjunction with its strategy to focus on Property & Casualty products, the company is winding down its Safeco Financial Products operation, which primarily sells credit default swaps.

Safeco Personal Insurance Performance
         Personal Auto, Safeco's largest product line, generated an underwriting profit of $35.4 million in the third quarter, a significant improvement over a $6.2 million underwriting loss during the same period last year.
         The Auto line produced a combined ratio of 93.9 percent, better than both 99.4 in the second quarter of this year and 101.2 in the third quarter of 2002. (Combined ratio is a standard gauge of underwriting performance measuring the percentage of premium dollars used for customer claims and expenses. A combined ratio below 100 indicates the line is operating profitably.)
         Net written Auto premiums increased 15.2 percent compared with the third quarter of 2002. New business was up in the quarter, and the total number of policies increased 8.9 percent compared to a year ago.
         "The trends are pointing in the right direction," McGavick noted. "Auto is generating the type of profit we anticipated. We're seeing strong growth with higher Auto policy sales in September than any previous month in company history."
         Safeco's Homeowners line reported a quarterly underwriting profit of $32.1 million pretax, up from $5.5 million for the same period last year.
         Combined ratio was a profitable 83.3, a marked improvement over both
107.0 in the second quarter of this year and 97.1 in the third quarter of 2002. "Homeowners turned in an extraordinary quarter," McGavick said. "While weather played a part, most of these results are because of our hard work to return this line to profitability."

         Net written premiums in Homeowners decreased 2.2 percent compared to the third quarter of last year as policies in force declined 9.3 percent. In September, however, Safeco reported a small increase in sales of new Homeowners policies.
         "Our new Homeowners product is in place in almost every state where we write business," McGavick said. "By month's end, we will have lifted moratoriums on new accounts in all but three states--Florida, New York and Texas.
         "Going forward, Homeowners could be a growing line for Safeco," he added, "but we'll remain mindful that in this line--which is prone to catastrophe losses and severe weather--profit comes first."

Safeco Business Insurance Performance
         Safeco Business Insurance reported a pretax underwriting loss of $195.3 million in the third quarter, the result of strengthening prior-year workers compensation reserves by $205.0 million pretax. This compares with an underwriting loss of $23.4 million during the same quarter of last year.
         Total combined ratio for Safeco Business Insurance was 151.6 in the quarter. Excluding the reserve strengthening, the combined ratio was a profitable 97.4. This compares with a combined ratio of 106.0 in the second quarter of this year and 106.6 during the third quarter of 2002.
         SBI Regular--Safeco's core line of products for small- to medium-sized businesses--reported a combined ratio of 118.6 in the quarter. Excluding the effects of the reserve charge, SBI Regular's combined ratio was a profitable
97.7. This compares with a combined ratio of 104.2 in the second quarter of this year and 104.7 during the third quarter of 2002.
         "Our new sales and underwriting platform is generating the types of results we expected," McGavick said. "We automated commercial Auto insurance during the quarter, and sales of new policies are up over 26 percent. We automated our Business-Owners Policy earlier in the year, and sales increased 65 percent in the third quarter.
         "More important than the sales growth is the fact that we're producing underwriting results that allow us to compete profitably in the small-business insurance marketplace," he added.

         Net written premiums for Safeco Business Insurance increased 13.1 percent in the third quarter compared with the same period in 2002.
         Net written premiums for SBI Regular increased 11.0 percent compared to the third quarter of 2002. Total policies in force decreased 5.1 percent compared to a year ago, but were off only 0.2 percent compared to June 30 of this year.

Surety Performance
         Surety generated a pretax underwriting profit of $8.5 million in the quarter, up substantially from $2.7 million in the same period last year. Combined ratio for Surety was a profitable 78.8, compared with 91.8 in the third quarter of 2002 and 82.2 in the second quarter of this year.
         "Surety turned in great results this quarter," McGavick said. "While we expect continued profit from Surety, we would be hard pressed to regularly repeat these results."

Life & Investments Performance
         Safeco Life & Investments generated pretax operating earnings of $41.1 million in the third quarter, off from $59.6 million for the same period last year.
         "The Life & Investments unit continues to be a strong performer, and these results are very consistent with our expectations," McGavick said. "As we shift our focus to Property & Casualty lines, we're seeking a buyer that will help Life & Investments build on its track record of solid growth and consistent profits."
         The Group product line reported pretax operating earnings of $12.5 million, down from $22.4 million in the third quarter of last year. Group's main product is stop-loss medical insurance to protect employers with self-funded benefit plans against large medical claims.
         "As we've been saying for several quarters, Group's results had been exceptional, and we didn't anticipate the line would continue performing at that level," McGavick noted. "This quarter, the results are more in line with our expectations."
         Income Annuities reported a pretax operating loss of $0.9 million, compared with pretax operating earnings of $11.5 million for the same period last year. The change is the result of $5.8 million in unfavorable pre-payment adjustments on mortgage-backed securities due to changes in interest rates. For comparison, in the third quarter of 2002, Income Annuities recorded a positive $6.3 million adjustment on mortgage-backed securities.

         Retirement Services generated quarterly pretax operating earnings of $3.3 million, an improvement over $1.4 million for the third quarter of 2002.
         Individual Life reported quarterly pretax operating earnings of $3.9 million in the quarter, up from $3.5 million for the same period last year.
         The Asset Management business reported pretax operating earnings of $1.1 million, a slight improvement over $0.9 million in the third quarter of 2002. Total assets under management were $4.0 billion, essentially unchanged since the end of the second quarter of this year.

Additional financial information available
         Safeco uses both GAAP and non-GAAP financial measures to track the performance of its insurance and investments operations. The definition of each non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure, are included in Safeco's Form 8-K that will be furnished to the U.S. Securities & Exchange Commission today.
         The Form 8-K will include this news release, Safeco's summary financial results, consolidated statements of income, consolidated balance sheets, and the company's third-quarter financial supplement.
         All of this information is available on Safeco's Website at http://www.safeco.com/safeco/investor/pdfs/03q3_sup.pdf.

Management reviews results on Webcast
         Safeco's senior management team will discuss the company's third-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

About Safeco
         Safeco, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and investment products through independent agents, brokers and financial advisors nationwide. More information about Safeco can be found at www.safeco.com.
                                      ####




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-------------------------------------------------------------------------------

                  Forward-looking information contained in this
                 news release is subject to risk and uncertainty

Statements, analysis and other information contained in this news release that relate to anticipated financial performance, business prospects and plans and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this news release that are not historical information are forward-looking. The operations, performance and development of our business are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in or suggested by the forward-looking statements in this news release. The risks and uncertainties include, but are not limited to:

o    Safeco's ability to successfully divest the Life & Investments operations;

o    achievement of Safeco's overall expense reduction goals;

o the ability to obtain rate increases and decline or non-renew underpriced insurance accounts;

o    achievement of premium targets and profitability;

o    realization of growth and business retention estimates;

o success in implementing a new business entry model for personal and commercial lines;

o success in obtaining regulatory approval of price-tiered products and the use of insurance scores, including credit scores as a component;

o    the ability to freely enter and exit lines of business;

o    changes in the mix of Safeco's book of business;

o    driving patterns;

o the competitive pricing environment, initiatives by competitors and other changes in competition;

o weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;

o    the occurrence of significant natural disasters, including earthquakes;

o the occurrence of significant man-made disasters, such as the attack on September 11, 2001 or war;

o the occurrence of bankruptcies that result in losses under surety bonds, investment losses or lower investment income;

o    the adequacy of loss and benefit reserves for our businesses;

o the ability to run off the Lloyd's of London business without incurring material unexpected charges;

o    the availability of, pricing of, and ability to collect reinsurance;

o the ability to price for, exclude and reinsure the risk of loss from terrorism;

o interpretation of insurance policy provisions by courts, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices;

o    the outcome of any litigation against us;

o legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, application and availability of coverage;

o the effect of current insurance and credit ratings levels on business production and the effect of negative changes to our ratings;

o inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic sectors that increase the severity of claims;

o    availability of bank credit facilities;

o    use of derivative securities by Safeco Financial Products, Inc.;

o    fluctuations in interest rates;

o    performance of financial markets; and

o    general economic and market conditions.

We assume no obligation to update any forward-looking statements contained in this news release.
-------------------------------------------------------------------------------





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                              Financial Supplement

                               Third Quarter, 2003




This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the SEC in the Corporation's quarterly 10-Q and annual 10-K filings.











Neal Fuller
Vice President - Finance
206-545-5537
neaful@safeco.com

                               Safeco Corporation

                        Financial Measures Used by Safeco


Amounts are in millions or thousands as specified, except ratio and per share information.

Property & Casualty businesses include the following segments:
         Personal Lines
              Personal Auto
              Homeowners
              Specialty
         Safeco Business Insurance
              SBI Regular
              SBI Special Accounts Facility (SAF)
              SBI Runoff
         Surety
         P&C Other

Life & Investments businesses include the following segments:
         Group
         Income Annuities
         Retirement Services
         Individual
         Asset Management
         L & I Other

Corporate includes all other activities, primarily the financing of our business activities.



In addition to financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues derived directly from our Property & Casualty, Life & Investments and Corporate operations. It excludes net realized investment gains and losses that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.
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                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------

Total Revenues                                           $1,780.0     $1,794.6      $5,413.3     $5,305.5
Net Realized Investment (Gains) Losses                       95.5        (12.5)        123.1       (138.5)
                                                     ------------------------------------------------------
Operating Revenues                                       $1,875.5     $ 1,782.1     $5,536.4     $5,167.0
-----------------------------------------------------------------------------------------------------------

Operating Earnings

Operating earnings is a non-GAAP financial measure that we use to assess the profitability of our consolidated business. In the determination of operating earnings, we exclude net realized investment gains and losses from net income
(loss). Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. The following table reconciles operating earnings to net income (loss), the most directly comparable GAAP measure.

                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------

Net Income (Loss)                                       $   (28.9)   $     75.2   $     173.0    $   244.0
Net Realized Investment (Gains) Losses,
  Net of Taxes                                               62.5          (7.8)         80.2        (89.9)
                                                    ------------------------------------------------------
Operating Earnings                                      $    33.6    $     67.4   $     253.2    $   154.1
-----------------------------------------------------------------------------------------------------------


Operating Return on Equity

Operating return on equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings for the most recent quarter by the average ending shareholders' equity for the previous five quarters, excluding from equity after-tax unrealized investment gains and losses on fixed maturities. This ratio provides management with an additional measure to evaluate Safeco's results excluding the unrealized changes in the valuation of its fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.



                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30
                                                     ------------------------------------------------------
(Annualized)                                                  2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------

Net Income (Loss)                                        $   (28.9)  $     75.2     $   173.0    $   244.0

Average Shareholders' Equity                               4,627.9      3,728.0       4,627.9      3,728.0
Return on Equity
    Based on Annualized Net Income                            -2.5%        8.1%          5.0%         8.7%

Operating Earnings                                       $    33.6    $    67.4     $   253.2    $   154.1

Average Shareholders' Equity                               4,627.9      3,728.0       4,627.9      3,728.0
Average Unrealized Fixed Maturities
   Investment Gains, Net of Tax                            1,254.9        618.4       1,254.9        618.4
                                                     ------------------------------------------------------
Adjusted Average Shareholders' Equity                      3,373.0      3,109.6       3,373.0      3,109.6


Operating Return on Equity
     Based on Annualized Operating Earnings                   4.0%         8.7%          10.0%        6.6%
-----------------------------------------------------------------------------------------------------------
*Net Income (Loss) and Operating Earnings have been annualized for purposes of this calculation only. The results for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003. Annualized amounts for 2002 are not reflective of the actual amounts for the year ended December 31, 2002.
-----------------------------------------------------------------------------------------------------------

Property & Casualty Net Written Premium

Net written premium is a non-GAAP measure representing the amount of premium charged for policies issued during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premium on our Consolidated Balance Sheets. Safeco's management views net written premium as a measure of business production trends for the period under review and as a leading indicator of earned premium. The following table reconciles net written premium to net earned premium, the most directly comparable GAAP measure on our Consolidated Statements of Income.

                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------
Total Property & Casualty Net Earned Premium             $1,250.4    $  1,135.2     $3,615.3     $3,356.7
Change in Unearned Premium Liability                         64.3          47.5        221.7         97.9
                                                     ------------------------------------------------------
Total Property & Casualty Net Written Premium            $1,314.7    $  1,182.7     $3,837.0     $3,454.6
-----------------------------------------------------------------------------------------------------------


Segment Profit (Loss) Measures

We have provided the following table that details the GAAP measure Income Before Income Taxes on our Consolidated Statements of Income. This is the most directly comparable GAAP measure used to reconcile to Property & Casualty underwriting profit (loss) and Life & Investments pretax operating earnings.


                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------
Property & Casualty                                      $    13.5    $   137.3     $   254.9    $   411.7
Life & Investments                                           (67.2)        46.6          11.1         70.8
Corporate                                                    (24.3)       (61.8)        (30.2)      (106.6)
                                                     ------------------------------------------------------
Income (Loss) before Income Taxes                        $   (78.0)   $   122.1     $   235.8    $   375.9
-----------------------------------------------------------------------------------------------------------


Property & Casualty Underwriting Profit (Loss) and Combined Ratio

Underwriting profit (loss) represents the net amount of earned premium less underwriting losses and expenses on a pretax basis. Management views underwriting profit (loss) as a critical measure to assess the underwriting effectiveness of the Property & Casualty operations and to evaluate the results of these business units. The related investment portfolio is managed separately from these underwriting businesses and, accordingly, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit (loss) to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratio is a standard gauge of underwriting performance and is calculated as losses and expenses expressed as a percentage of earned premiums.




                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------
Property & Casualty Income
    before Income Taxes                                 $     13.5    $   137.3    $    254.9    $  411.7
Property & Casualty Net Investment Income                   (113.7)      (114.5)       (343.0)     (345.0)

Property & Casualty Restructuring Charges                    --             3.0            --        15.1

Property & Casualty Net Realized Investment
   Gains                                                      (7.2)       (71.2)        (10.6)     (302.7)
                                                     ------------------------------------------------------
Total Underwriting Loss                                 $   (107.4)   $   (45.4)   $    (98.7)   $ (220.9)
-----------------------------------------------------------------------------------------------------------


Life & Investments Pretax Operating Earnings

Life & Investments' results are evaluated based on pretax operating earnings, a non-GAAP measure, which excludes net realized investment gains and losses.
Management believes the presentation of pretax operating earnings enhances the understanding of our Life & Investments results of operations by excluding net realized investment gains and losses, which can fluctuate significantly and distort a comparison between periods. The following table reconciles pretax operating earnings to Income before Income Taxes, the most directly comparable
GAAP measure on our Consolidated Statements of Income.


                                                         Three Months Ended         Nine Months Ended
                                                            September 30               September 30
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------

Life & Investments Income (Loss)                         $   (67.2)  $     46.6        $ 11.1       $ 70.8
   before Income Taxes
Net Realized Investment Losses                               108.3         13.0         159.7         99.9
                                                     ------------------------------------------------------
Pretax Operating Earnings                                $    41.1    $    59.6    $    170.8    $   170.7
-----------------------------------------------------------------------------------------------------------


Other Information in this Supplement

Frequency, severity and loss cost information is on a newly reported, claims incurred, basis which may be different from paid.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders. Safeco has used this definition since 1991.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

NM = Not Meaningful

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                               Safeco Corporation
                                   Key Metrics
                       (In Millions Except Per Share Data)


                                      3RD          2ND        1ST          4TH        3RD
                                      QTR          QTR        QTR          QTR        QTR          YTD         YTD
                                      2003        2003        2003        2002       2002          2003        2002       Chg
                                   -----------  ---------- -----------  ---------- ----------   ----------- -----------  -------


Net Income (Loss)                     $ (28.9)    $ 111.9      $ 90.0      $ 57.1     $ 75.2       $ 173.0     $ 244.0     -29%


Net Income (Loss) Per Diluted Share     (0.21)       0.81        0.65        0.42       0.59          1.25        1.91     -35%

Net Realized Investment
Gains (Losses) after tax                (62.5)       14.7       (32.4)      (36.4)       7.8         (80.2)       89.9       NM


Operating Earnings                       33.6        97.2       122.4        93.5       67.4         253.2       154.1      64%


Operating Earnings Per Share             0.24        0.70        0.88        0.71       0.53          1.82        1.21      50%


Operating Return on Equity
(Pre-FAS 115) annualized                 4.0%       11.8%       15.2%       11.8%       8.7%         10.0%        6.6%      52%


Operating Return on Equity
(unadjusted) annualized                  2.9%        8.9%       12.1%        9.7%       7.2%          7.3%        5.5%      33%


Operating Revenue                   $ 1,875.5   $ 1,848.7    $1,812.2    $1,815.6  $ 1,782.1      $5,536.4   $ 5,167.0       7%
  % Chg Prior Year Same Qtr              5.2%        8.6%        7.7%        7.2%       5.5%


Life & Investments
  Pretax Operating Earnings            $ 41.1      $ 57.9      $ 71.8      $ 66.3     $ 59.6       $ 170.8     $ 170.7     -
  % Chg Prior Year Same Qtr            -31.0%       11.3%       21.5%       41.3%      38.6%

Property & Casualty
  Combined Ratio                       108.6%      101.0%       98.2%      101.6%     104.0%        102.7%      106.6%     (3.9)


  Impact of Catastrophes                 1.7%        8.2%        1.1%        0.2%      -0.9%          3.7%        2.5%      1.2


  Net Written Premiums              $ 1,314.7    $1,316.5    $1,205.8   $ 1,130.0  $ 1,182.7     $ 3,837.0   $ 3,454.6      11%
   % Chg Prior Year Same Qtr            11.2%       11.2%       10.9%        7.4%       6.1%


  Net Earned Premiums                $1,250.4   $ 1,201.8   $ 1,163.1   $ 1,164.6  $ 1,135.2      $3,615.3    $3,356.7       8%
   % Chg Prior Year Same Qtr            10.1%        7.1%        5.8%        4.2%       1.5%


Book Value Per Share                  $ 35.61     $ 37.22     $ 33.00     $ 32.07    $ 31.77       $ 35.61     $ 31.77      12%
   % Chg Prior Year Same Qtr            12.1%       28.7%       20.9%       12.7%       7.8%


BV Per Share (ex-FAS 115)             $ 25.35     $ 25.72     $ 24.66     $ 24.39    $ 23.55       $ 25.35     $ 23.55       8%
   % Chg Prior Year Same Qtr             7.6%        6.2%       -1.3%       -0.7%      -3.4%

                           Safeco Corporation
                      Summary of Financial Results
                              (In Millions)



                                                                             Three Months Ended         Nine Months Ended
                                                                                September 30               September 30
                                                                             ------------------         ------------------
                                                                             2003          2002         2003         2002
                                                                             --------   ---------       -------    ---------
                                                                                (Unaudited)                 (Unaudited)


REVENUES

     Property & Casualty
         Earned Premiums                                                     $1,250.4     $1,135.2     $3,615.3      $3,356.7
         Net Investment Income                                                  113.7        114.5        343.0         345.0
     Life & Investments                                                         508.3        530.4      1,560.6       1,452.2
     Corporate                                                                    3.1          2.0         17.5          13.1
     Net Realized Investment Gains (Losses)                                     (95.5)        12.5       (123.1)        138.5
                                                                              --------   ---------       -------    ---------
     Total                                                                    1,780.0      1,794.6      5,413.3       5,305.5
                                                                              --------   ---------       -------    ---------


Income before Net Realized Investment Gains (Losses) and Income Taxes
     Property & Casualty
         Underwriting Profits (Losses)                                         (107.4)       (45.4)       (98.7)       (220.9)
         Net Investment Income                                                  113.7        114.5        343.0         345.0
         Restructuring Charges                                                      -         (3.0)           -         (15.1)
                                                                              --------   ---------       -------    ---------
              Total Property & Casualty                                           6.3         66.1        244.3         109.0
     Life & Investments                                                          41.1         59.6        170.8         170.7
     Corporate*                                                                 (29.9)       (16.1)       (56.2)        (42.3)
                                                                              --------   ---------       -------    ---------
     Total                                                                       17.5        109.6        358.9         237.4

Net Realized Investment Gains (Losses) before Taxes                             (95.5)        12.5       (123.1)        138.5
                                                                              --------   ---------       -------    ---------

Income (Loss) before Income Taxes                                               (78.0)       122.1        235.8         375.9


Provision (Benefit) for Income Taxes on
     Income (Loss) before Net Realized Investment Gains (Losses)                (16.1)        30.9         83.3          49.6
     Net Realized Investment Gains (Losses)                                     (33.0)         4.7        (42.9)         48.6
                                                                              --------   ---------       -------    ---------
     Total                                                                      (49.1)        35.6         40.4          98.2
                                                                              --------   ---------       -------    ---------

Distributions on Capital Securities, Net of Taxes*                                  -        (11.3)       (22.4)        (33.7)
                                                                              --------   ---------       -------    ---------
Net Income (Loss)                                                             $ (28.9)      $ 75.2      $ 173.0       $ 244.0
                                                                              ========   =========      ========    =========

* Effective July 1, 2003 Safeco adopted SFAS 150, "Accounting for Financial Instruments with Characteristics of Liabilities, Equity or Both" and, accordingly, Distributions on Capital Securities are now reported with interest expense in our Corporate segment.

                           Safeco Corporation
                    Consolidated Statements of Income
                   (In Millions Except Per Share Data)

                                                                              Three Months Ended         Nine Months Ended
                                                                                September 30               September 30
                                                                              ------------------        -------------------
                                                                             2003          2002         2003          2002
                                                                             ----------------------------------------------
                                                                                  (Unaudited)               (Unaudited)


REVENUES
Property & Casualty Earned Premiums                                         $ 1,250.4     $ 1,135.2    $ 3,615.3     $ 3,356.7
Life & Investments Premiums and Other Revenues                                  212.6         223.3        657.6         554.5
Net Investment Income                                                           409.8         420.4      1,255.4       1,247.9
Net Realized Investment Gains (Losses)                                          (95.5)         12.5       (123.1)        138.5
Other                                                                             2.7           3.2          8.1           7.9
                                                                            --------------------------------------------------
Total                                                                         1,780.0       1,794.6      5,413.3       5,305.5
                                                                            --------------------------------------------------

EXPENSES
Losses, Loss Adjustment Expenses and Policy Benefits                          1,347.0       1,171.8      3,667.1       3,512.8
Other Underwriting and Operating Expenses                                       252.9         255.5        775.2         697.1
Amortization of Deferred Policy Acquisition Costs                               224.2         220.1        663.1         642.0
Interest Expense (including $17.3 Distributions on Capital Securities in 2003)   29.9          17.9         60.2          50.3
Intangibles Amortization                                                          4.0           4.2         11.9          12.3
Restructuring Charges                                                               -           3.0            -          15.1
                                                                             --------------------------------------------------
Total                                                                         1,858.0       1,672.5      5,177.5       4,929.6
                                                                             --------------------------------------------------

Income (Loss) before Income Taxes                                               (78.0)        122.1        235.8         375.9

Provision (Benefit) for Income Taxes                                            (49.1)         35.6         40.4          98.2

Distributions on Capital Securities, Net of Taxes                                   -         (11.3)       (22.4)        (33.7)
                                                                             --------------------------------------------------
Net Income (Loss)                                                             $ (28.9)       $ 75.2      $ 173.0       $ 244.0
                                                                             ==================================================

INCOME (LOSS) PER SHARE OF COMMON STOCK
Net Income (Loss) Per Share of Common Stock - Diluted                         $ (0.21)       $ 0.59       $ 1.25        $ 1.91
                                                                             ==================================================
Net Income (Loss) Per Share of Common Stock - Basic                           $ (0.21)       $ 0.59       $ 1.25        $ 1.91
                                                                             ==================================================

Dividends Declared                                                            $ 0.185       $ 0.185      $ 0.555       $ 0.555

Average Number of  Shares Outstanding During the Period:
     Diluted*                                                                   138.5         128.1        138.9         128.1
     Basic                                                                      138.5         127.8        138.4         127.8

* Due to the net loss in the third quarter of 2003, we used basic weighted-average shares outstanding to calculate diluted net income (loss) per share of common stock. Using diluted weighted-average shares outstanding would have resulted in a lower net loss per share of common stock.

                               Safeco Corporation
                           Consolidated Balance Sheets
                                  (In Millions)

                                                                        September 30     December 31
                                                                           2003             2002
                                                                      ---------------  ----------------
                                                                         (Unaudited)      (Audited)
ASSETS
Investments
  Available-for-Sale Securities
   Fixed Maturities, at Fair Value
   (Cost or amortized cost:  $23,544.2; $22,646.1)                        $ 25,733.5        $ 24,278.0
   Marketable Equity Securities, at Fair Value
  (Cost: $760.2; $777.2)                                                     1,167.1           1,082.5
 Mortgage Loans                                                                937.9             925.9
 Other Invested Assets                                                         159.0             173.8
 Short-Term Investments                                                        449.2             311.0
                                                                      ---------------  ----------------
Total Investments                                                           28,446.7          26,771.2
Cash and Cash Equivalents                                                      267.4             188.5
Accrued Investment Income                                                      358.8             336.3
Premiums and Service Fees Receivable                                         1,100.0           1,047.1
Other Notes and Accounts Receivable                                            161.3             162.3
Current Income Taxes Recoverable                                                36.7              26.2
Deferred Income Taxes                                                              -             124.6
Reinsurance Recoverables                                                       575.2             578.8
Deferred Policy Acquisition Costs                                              654.0             626.3
Land, Buildings and Equipment for Company Use                                  453.2             488.7
  (At cost less accumulated depreciation: $329.7; $319.7)
Intangibles and Goodwill                                                       186.1             190.0
Other Assets                                                                   278.0             259.8
Securities Lending Collateral                                                2,286.6           2,957.0
Separate Account Assets                                                      1,035.1             899.2
                                                                      ---------------  ----------------
        Total Assets                                                      $ 35,839.1        $ 34,656.0
                                                                      ===============  ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Property & Casualty Loss and Loss Adjustment Expense Reserves              $ 5,096.6         $ 4,998.5
Accident and Health Reserves                                                   148.1             170.0
Life Policy Liabilities                                                        330.8             339.9
Unearned Premiums                                                            2,075.5           1,847.5
Funds Held Under Deposit Contracts                                          16,422.0          15,655.4
Debt (including $850.0 of Capital Securities at September 30, 2003)          1,952.7           1,123.8
Deferred Income Taxes                                                           98.0                 -
Other Liabilities                                                            1,460.3           1,389.3
Securities Lending Payable                                                   2,286.6           2,957.0
Separate Account Liabilities                                                 1,035.1             899.2
                                                                      ---------------  ----------------
        Total Liabilities                                                   30,905.7          29,380.6
                                                                      ---------------  ----------------

Commitments and Contingencies                                                      -                 -

Corporation-Obligated, Mandatorily Redeemable Capital Securities
of Subsidiary Trust Holding Solely Junior Subordinated
Debentures of the Corporation (Capital Securities)                                 -             843.8
                                                                      ---------------  ----------------

Preferred Stock, No Par Value
   Shares Authorized: 10; Shares Issued and Outstanding:  None                     -                 -
Common Stock, No Par Value
   Shares Authorized: 300; Shares Reserved for Options: 11.7; 12.0
   Shares Issued and Outstanding: 138.5; 138.2                               1,185.8           1,178.1
Retained Earnings                                                            2,168.1           2,072.2
Accumulated Other Comprehensive Income, Net of Taxes
   Unrealized Gains and Losses on Available-for-Sale Securities
       and Derivative Financial Instruments                                  1,652.3           1,241.2
   Unrealized Foreign Currency Translation Adjustments                         (14.6)            (15.7)
   Deferred Policy Acquisition Costs Valuation Allowance                       (49.4)            (35.4)
   Minimum Pension Liability Adjustment                                         (8.8)             (8.8)
                                                                      ---------------  ----------------
Total Accumulated Other Comprehensive Income                                 1,579.5           1,181.3
                                                                      ---------------  ----------------
Total Shareholders' Equity                                                   4,933.4           4,431.6
                                                                      ---------------  ----------------
Total Liabilites & Shareholders' Equity                                   $ 35,839.1        $ 34,656.0
                                                                      ===============  ================

                               Safeco Corporation
                                 Income Summary
                     (In Millions Except Per Share Amounts)



                                                                        Three Months Ended             Nine Months Ended
                                                                           September 30                  September 30
                                                                        -------------------           -------------------
                                                                        2003           2002           2003           2002
                                                                        -----------------------------------------------------
                                                                           (Unaudited)                      (Unaudited)


Pretax Net Income (Loss)
------------------------
      P&C Underwriting                                                  $ (107.4)       $ (45.4)       $ (98.7)      $ (220.9)
      P&C Investment Income                                                113.7          114.5          343.0          345.0
      Restructuring Charges                                                    -           (3.0)             -          (15.1)
                                                                        -----------------------------------------------------
          Total P&C                                                          6.3           66.1          244.3          109.0
      Life & Investments                                                    41.1           59.6          170.8          170.6
      Corporate                                                            (29.9)         (16.1)         (56.2)         (42.3)
      Distributions on Capital Securities                                      -          (17.3)         (34.5)         (51.8)
                                                                        -----------------------------------------------------
      Income before Net Realized Investment Gains (Losses)                  17.5           92.3          324.4          185.5
      Net Realized Investment Gains (Losses)                               (95.5)          12.5         (123.1)         138.5
                                                                        -----------------------------------------------------
          Total                                                          $ (78.0)       $ 104.8        $ 201.3        $ 324.0
                                                                        =====================================================


Income Tax Expense (Benefit)
---------------------------
      P&C Underwriting                                                   $ (35.3)       $ (14.3)       $ (32.8)       $ (74.1)
      P&C Investment Income                                                 30.4           30.4           89.7           84.6
      Restructuring Charges                                                    -           (1.1)             -           (5.3)
                                                                         -----------------------------------------------------
          Total P&C                                                         (4.9)          15.0           56.9            5.2
      Life & Investments                                                     1.6           21.1           46.1           59.0
      Corporate                                                            (12.8)          (5.2)         (19.7)         (14.7)
      Distributions on Capital Securities                                      -           (6.0)         (12.1)         (18.1)
                                                                        -----------------------------------------------------
      Income before Net Realized Investment Gains (Losses)                 (16.1)          24.9           71.2           31.4
      Net Realized Investment Gains (Losses)                               (33.0)           4.7          (42.9)          48.6
                                                                        -----------------------------------------------------
          Total                                                          $ (49.1)        $ 29.6         $ 28.3         $ 80.0
                                                                        =====================================================


After-tax Income (Loss)
-----------------------
      P&C Underwriting                                                   $ (72.1)       $ (31.1)       $ (65.9)      $ (146.8)
      P&C Investment Income                                                 83.3           84.1          253.3          260.4
      Restructuring Charges                                                    -           (1.9)             -           (9.8)
                                                                        -----------------------------------------------------
          Total P&C                                                         11.2           51.1          187.4          103.8
      Life & Investments                                                    39.5           38.5          124.7          111.6
      Corporate                                                            (17.1)         (10.9)         (36.5)         (27.6)
      Distributions on Capital Securities                                      -          (11.3)         (22.4)         (33.7)
                                                                        -----------------------------------------------------
      Income before Net Realized Investment Gains (Losses)                  33.6           67.4          253.2          154.1
      Net Realized Investment Gains (Losses)                               (62.5)           7.8          (80.2)          89.9
                                                                        -----------------------------------------------------
          Total                                                          $ (28.9)        $ 75.2        $ 173.0        $ 244.0
                                                                        =====================================================


Average Shares Outstanding  - Diluted                                      138.5          128.1          138.9 #        128.1
Average Shares Outstanding  - Basic                                        138.5          127.8          138.4          127.8

Book Value Per Share                                                     $ 35.61        $ 31.77        $ 35.61        $ 31.77
Book Value Per Share (ex-FAS 115)                                        $ 25.35        $ 23.55        $ 25.35        $ 23.55

                           Safeco Property & Casualty
                     Underwriting Profit and Combined Ratios
                                  (In Millions)



                                         3RD         2ND        1ST         4TH        3RD
                                         QTR         QTR        QTR         QTR        QTR         YTD         YTD
                                        2003         2003       2003        2002       2002        2003       2002
                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------
Net U/W Profit (Loss)
-----------------------------------

Safeco Personal Insurance
     Personal Auto                        $ 35.4      $ 3.3     $ (1.5)     $(10.6)    $ (6.2)     $ 37.2     $ (33.8)
     Homeowners                             32.1      (13.4)      19.5        12.4        5.5        38.2       (49.6)
     Specialty                              12.5       14.8       11.5         8.3        9.6        38.8        20.6
                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------
         Total SPI                          80.0        4.7       29.5        10.1        8.9       114.2       (62.8)
                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------

Safeco Business Insurance
     SBI Regular                           (51.3)     (11.5)      (5.3)        7.8      (11.9)      (68.1)      (59.5)
     Special Accounts Facility               5.8       (0.6)       6.4         7.5        3.9        11.6        10.3
     SBI Runoff                           (149.8)      (9.4)      (6.3)      (33.0)     (15.4)     (165.5)      (74.5)
                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------
         Total SBI                        (195.3)     (21.5)      (5.2)      (17.7)     (23.4)     (222.0)     (123.7)
                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------

  Surety                                     8.5        6.8        3.7         6.0        2.7        19.0        11.6
  P&C Other*                                (0.6)      (2.3)      (7.0)      (17.1)     (33.6)       (9.9)      (46.0)

                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------
  Total All Lines                       $ (107.4)    $(12.3)    $ 21.0      $(18.7)   $ (45.4)    $ (98.7)   $ (220.9)
                                     ============  =========  =========   =========  =========   =========  ==========




                                         3RD         2ND        1ST         4TH        3RD
                                         QTR         QTR        QTR         QTR        QTR         YTD         YTD
                                        2003         2003       2003        2002       2002        2003       2002
                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------
Net Combined Ratios (GAAP)
--------------------------

Safeco Personal Insurance
     Personal Auto                         93.9%      99.4%     100.3%      102.0%     101.2%       97.8%      102.4%
     Homeowners                            83.3%     107.0%      89.7%       93.5%      97.1%       93.3%      108.8%
     Specialty                             75.4%      70.7%      76.9%       83.8%      81.2%       74.3%       86.4%
                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------
          Total SPI                        90.3%      99.4%      96.2%       98.7%      98.8%       95.2%      102.9%
                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------

Safeco Business Insurance
     SBI Regular                          118.6%     104.2%     102.0%       97.0%     104.7%      108.4%      107.9%
     Special Accounts Facility             94.3%     100.7%      92.7%       91.6%      94.8%       95.9%       94.5%
     SBI Runoff                               NM         NM         NM          NM         NM          NM          NM
                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------
          Total SBI                       151.6%     106.0%     101.5%      104.9%     106.6%      120.3%      111.2%
                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------

Surety                                     78.8%      82.2%      88.6%       81.4%      91.8%       82.8%       87.6%
P&C Other*                                    NM         NM         NM          NM         NM          NM          NM

                                     ------------  ---------  ---------   ---------  ---------   ---------  ----------
Total All Lines                           108.6%     101.0%      98.2%      101.6%     104.0%      102.7%      106.6%
                                     ============  =========  =========   =========  =========   =========  ==========

* P&C Other includes our discontinued assumed reinsurance business, our involuntary-assigned risk and other state-mandated personal lines business, our Lloyds of London operations which are in runoff and certain discontinued product lines.

                           Safeco Property & Casualty
                     Underwriting Profit and Combined Ratios
             (Without 3Q 03 Workers Compensation Reserve Adjustment)
                                  (In Millions)



                                       3RD         2ND        1ST       4TH        3RD
                                       QTR         QTR        QTR       QTR        QTR         YTD        YTD
                                      2003         2003      2003       2002       2002       2003       2002
                                   ------------  ---------  --------  ---------  ---------   --------  ----------
Net U/W Profit (Loss)
---------------------------------

Safeco Personal Insurance
     Personal Auto                      $ 35.4      $ 3.3    $ (1.5)    $(10.6)    $ (6.2)    $ 37.2     $ (33.8)
     Homeowners                           32.1      (13.4)     19.5       12.4        5.5       38.2       (49.6)
     Specialty                            12.5       14.8      11.5        8.3        9.6       38.8        20.6
                                   ------------  ---------  --------  ---------  ---------   --------  ----------
         Total SPI                        80.0        4.7      29.5       10.1        8.9      114.2       (62.8)
                                   ------------  ---------  --------  ---------  ---------   --------  ----------

Safeco Business Insurance
     SBI Regular                           6.3      (11.5)     (5.3)       7.8      (11.9)     (10.5)      (59.5)
     Special Accounts Facility             8.3       (0.6)      6.4        7.5        3.9       14.1        10.3
     SBI Runoff                           (4.9)      (9.4)     (6.3)     (33.0)     (15.4)     (20.6)      (74.5)
                                   ------------  ---------  --------  ---------  ---------   --------  ----------
         Total SBI                         9.7      (21.5)     (5.2)     (17.7)     (23.4)     (17.0)     (123.7)
                                   ------------  ---------  --------  ---------  ---------   --------  ----------

  Surety                                   8.5        6.8       3.7        6.0        2.7       19.0        11.6
  P&C Other*                              (0.6)      (2.3)     (7.0)     (17.1)     (33.6)      (9.9)      (46.0)

                                   ------------  ---------  --------  ---------  ---------   --------  ----------
  Total All Lines                       $ 97.6     $(12.3)   $ 21.0     $(18.7)   $ (45.4)    $106.3    $ (220.9)
                                   ============  =========  ========  =========  =========   ========  ==========


                                       3RD         2ND        1ST       4TH        3RD
                                       QTR         QTR        QTR       QTR        QTR         YTD        YTD
                                      2003         2003      2003       2002       2002       2003       2002
                                   ------------  ---------  --------  ---------  ---------   --------  ----------
Net Combined Ratios (GAAP)
---------------------------

Safeco Personal Insurance
     Personal Auto                       93.9%      99.4%    100.3%     102.0%     101.2%      97.8%      102.4%
     Homeowners                          83.3%     107.0%     89.7%      93.5%      97.1%      93.3%      108.8%
     Specialty                           75.4%      70.7%     76.9%      83.8%      81.2%      74.3%       86.4%
                                   ------------  ---------  --------  ---------  ---------   --------  ----------
          Total SPI                      90.3%      99.4%     96.2%      98.7%      98.8%      95.2%      102.9%
                                   ------------  ---------  --------  ---------  ---------   --------  ----------

Safeco Business Insurance
     SBI Regular                         97.7%     104.2%    102.0%      97.0%     104.7%     101.3%      107.9%
     Special Accounts Facility           91.8%     100.7%     92.7%      91.6%      94.8%      95.0%       94.5%
     SBI Runoff                             NM         NM        NM         NM         NM         NM          NM
                                   ------------  ---------  --------  ---------  ---------   --------  ----------
          Total SBI                      97.4%     106.0%    101.5%     104.9%     106.6%     101.6%      111.2%
                                   ------------  ---------  --------  ---------  ---------   --------  ----------

Surety                                   78.8%      82.2%     88.6%      81.4%      91.8%      82.8%       87.6%
P&C Other*                                  NM         NM        NM         NM         NM         NM          NM

                                   ------------  ---------  --------  ---------  ---------   --------  ----------
Total All Lines                          92.2%     101.0%     98.2%     101.6%     104.0%      97.1%      106.6%
                                   ============  =========  ========  =========  =========   ========  ==========

* P&C Other includes our discontinued assumed reinsurance business, our involuntary-assigned risk and other state-mandated personal lines business, our Lloyds of London operations which are in runoff and certain discontinued product lines.

                           Safeco Property & Casualty
                              Net Written Premiums
                                  (In Millions)


                                                3RD         2ND         1ST         4TH         3RD
                                                QTR         QTR         QTR         QTR         QTR          YTD         YTD
                                               2003        2003        2003        2002        2002         2003        2002
                                             ----------  ----------  ----------  ----------  ----------   ----------  ----------
Net Written Premiums
--------------------

Safeco Personal Insurance
   Personal Auto                               $ 617.7     $ 570.9     $ 566.0     $ 522.9     $ 536.4    $ 1,754.6   $ 1,502.8
   Homeowners                                    207.4       215.3       172.2       175.2       212.1        594.9       592.4
   Specialty                                      53.2        57.2        46.5        44.2        54.4        156.9       158.5
                                             ----------  ----------  ----------  ----------  ----------   ----------  ----------
    Total SPI                                    878.3       843.4       784.7       742.3       802.9      2,506.4     2,253.7
                                             ----------  ----------  ----------  ----------  ----------   ----------  ----------

Safeco Business Insurance
   SBI Regular                                   281.5       308.4       284.0       258.1       253.5        873.9       797.1
   Special Accts Facility*                       103.7        94.7        97.1        99.2        88.2        295.5       249.7
   SBI Runoff                                     (1.2)       (0.5)        1.8        (3.7)       (2.2)         0.1        28.8
                                             ----------  ----------  ----------  ----------  ----------   ----------  ----------
    Total SBI                                    384.0       402.6       382.9       353.6       339.5      1,169.5     1,075.6
                                             ----------  ----------  ----------  ----------  ----------   ----------  ----------

Surety                                            49.9        46.9        35.2        32.4        38.4        132.0       101.2
P&C Other                                          2.5        23.6         3.0         1.7         1.9         29.1        24.1

                                             ----------  ----------  ----------  ----------  ----------   ----------  ----------
Total All Lines                              $ 1,314.7   $ 1,316.5   $ 1,205.8   $ 1,130.0   $ 1,182.7     $3,837.0    $3,454.6
                                             =========   ==========  ==========  ==========  ==========   ==========  ==========


Net Written Premiums (Percent Change)
------------------------------------

                                                     Percent Change Over Prior Year Same Quarter             Percent Change YTD
                                                    --------------------------------------------             ------------------

Safeco Personal Insurance
   Personal Auto                                 15.2%       17.0%       18.3%       14.4%       17.6%        16.8%       12.3%
   Homeowners                                    -2.2%        0.8%        3.3%       -1.7%        5.4%         0.4%        4.9%
   Specialty                                     -2.2%       -1.6%        1.3%       -4.3%        1.9%        -1.0%        0.3%
                                             ----------  ----------  ----------  ----------  ----------   ----------  ----------
    Total SPI                                     9.4%       11.0%       13.6%        9.0%       12.9%        11.2%        9.4%
                                             ----------  ----------  ----------  ----------  ----------   ----------  ----------
Safeco Business Insurance
   SBI Regular                                   11.0%       11.0%        7.0%       17.2%        7.0%         9.6%        4.5%
   Special Accts Facility*                       17.6%       13.4%       24.8%      187.1%      165.2%        18.3%      151.3%
   SBI Runoff                                       NM          NM          NM          NM          NM           NM          NM
                                             ----------  ----------  ----------  ----------  ----------   ----------  ----------
    Total SBI                                    13.1%        9.4%        4.0%        4.2%       -8.0%         8.7%      -10.5%
                                             ----------  ----------  ----------  ----------  ----------   ----------  ----------

Surety                                           29.9%       30.8%       30.7%        7.4%       16.1%        30.4%       -0.2%
P&C Other                                        31.6%       12.9%       95.4%       -2.1%      -22.7%        20.7%        9.0%
                                             ----------  ----------  ----------  ----------  ----------   ----------  ----------
Total All Lines                                  11.2%       11.2%       10.9%        7.4%        6.1%        11.1%        2.0%
                                             =========   ==========  ==========  ==========  ==========   ==========  ==========

*As each existing old Safeco Commercial policy came up for renewal (reported in Runoff), a decision was made by Special Accounts Facility to renew or not renew. If it was renewed it became part of Special Accounts Facility, otherwise results associated with the discontinued account remain in Runoff. In addition, this number is impacted by the acquisition of the ACE lender-placed property business of $80 million in premiums in 4Q 2001.

Surety premiums reflected a change from a 50% quota share reinsurance treaty to an excess of loss treaty in February 2001.

                           Safeco Property & Casualty
                               Net Earned Premiums
                                  (In Millions)


                                             3RD         2ND         1ST        4TH        3RD
                                             QTR         QTR         QTR        QTR        QTR          YTD         YTD
                                             2003        2003       2003       2002        2002         2003        2002
                                          -----------  ---------  ---------- ----------  ---------   ----------- -----------
Net Earned Premiums
-------------------

Safeco Personal Insurance
   Personal Auto                             $ 581.3    $ 552.9     $ 528.5    $ 523.0    $ 497.4      $1,662.7   $ 1,424.1
   Homeowners                                  191.5      192.1       189.5      192.1      192.7         573.1       565.3
   Specialty                                    50.9       50.5        49.8       50.8       51.1         151.2       152.3
                                          -----------  ---------  ---------- ----------  ---------   ----------- -----------
    Total SPI                                  823.7      795.5       767.8      765.9      741.2       2,387.0     2,141.7
                                          -----------  ---------  ---------- ----------  ---------   ----------- -----------
Safeco Business Insurance
   SBI Regular                                 275.4      272.1       266.0      262.3      255.4         813.5       751.8
   Special Accts Facility*                     100.6       93.2        87.9       89.2       75.2         281.7       186.8
   SBI Runoff                                    2.2       (4.9)        3.0        8.1       24.2           0.3       162.8
                                          -----------  ---------  ---------- ----------  ---------   ----------- -----------
    Total SBI                                  378.2      360.4       356.9      359.6      354.8       1,095.5     1,101.4
                                          -----------  ---------  ---------- ----------  ---------   ----------- -----------

Surety                                          40.0       38.5        32.1       32.7       32.7         110.6        93.6
P&C Other                                        8.5        7.4         6.3        6.4        6.5          22.2        20.0
                                          -----------  ---------  ---------- ----------  ---------   ----------- -----------
Total All Lines                             $1,250.4   $ 1,201.8   $1,163.1  $ 1,164.6   $ 1,135.2     $3,615.3    $3,356.7
                                          ===========  =========  ========== ==========  =========   =========== ===========



Net Earned Premiums (Percent Change)
-----------------------------------

                                                 Percent Change Over Prior Year Same Quarter            Percent Change YTD
                                                 -------------------------------------------            ------------------
Safeco Personal Insurance
   Personal Auto                               16.9%      17.0%       16.3%      14.9%      11.4%         16.8%        8.5%
   Homeowners                                  -0.6%       1.5%        3.3%       2.8%       3.1%          1.4%        2.1%
   Specialty                                   -0.4%      -1.3%       -0.4%      -0.6%       0.3%         -0.7%        1.2%
                                          -----------  ---------  ---------- ----------  ---------   ----------- -----------
Total SPI                                      11.1%      11.6%       11.6%      10.5%       8.3%         11.5%        6.2%
                                          -----------  ---------  ---------- ----------  ---------   ----------- -----------

Safeco Business Insurance
   SBI Regular                                  7.8%       8.2%        8.6%       7.0%       0.5%          8.2%       -4.6%
   Special Accts Facility*                     33.8%      50.9%       76.2%     152.7%     146.6%         50.8%      101.7%
   SBI Runoff                                     NM         NM          NM         NM         NM            NM          NM
                                          -----------  ---------  ---------- ----------  ---------   ----------- -----------
Total SBI                                       6.6%      -2.6%       -5.2%      -4.5%     -12.5%         -0.5%      -12.2%
                                          -----------  ---------  ---------- ----------  ---------   ----------- -----------

Surety                                         22.3%      23.5%        7.8%      16.9%      21.3%         18.2%       38.5%
P&C Other                                      30.8%      -5.8%       13.7%     -67.5%         NM         11.0%       14.9%

                                          -----------  ---------  ---------- ----------  ---------   ----------- -----------
Total All Lines                                10.1%       7.1%        5.8%       4.2%       1.5%          7.7%        0.0%
                                          ===========  =========  ========== ==========  =========   =========== ===========

* As each existing old Safeco Commercial policy came up for renewal (reported in Runoff), a decision was made by Special Accounts Facility to renew or not renew. If it was renewed it became part of Special Accounts Facility, otherwise results associated with the discontinued account remain in Runoff. In addition, this number is impacted by the acquisition of the ACE lender-placed property business of $80 million in premiums in 4Q 2001.

Surety premiums reflected a change from a 50% quota share reinsurance treaty to an excess of loss treaty in February 2001.

                           Safeco Property & Casualty
                                  Personal Auto
                           (In Millions Except Ratios)


                                      3RD           2ND          1ST          4TH           3RD
                                      QTR           QTR          QTR          QTR           QTR           YTD           YTD
                                      2003         2003         2003          2002         2002           2003         2002
                                   -----------  ------------ ------------  -----------  ------------   -----------  ------------
Personal Auto
-------------

Underwriting Profit (Loss)             $ 35.4         $ 3.3       $ (1.5)     $ (10.6)       $ (6.2)       $ 37.2       $ (33.8)

Loss and LAE Ratio                      71.8%         76.0%        76.8%        78.5%         78.2%         74.8%         78.8%
Expense Ratio                           22.1%         23.4%        23.5%        23.5%         23.0%         23.0%         23.6%
                                   -----------  ------------ ------------  -----------  ------------   -----------  ------------
Combined Ratio                          93.9%         99.4%       100.3%       102.0%        101.2%         97.8%        102.4%
                                   -----------  ------------ ------------  -----------  ------------   -----------  ------------

Impact of Catastrophes                   0.0%          4.0%         0.2%         0.3%         -0.1%          1.4%          0.5%
Impact of Non-Cat Weather                1.1%          1.4%         0.3%         0.4%          0.8%          0.9%          0.8%

Policies In Force (000's)             1,631.7       1,586.1      1,558.6      1,529.9       1,498.4
% Chg Prior Year Same Qtr                8.9%          9.6%         9.6%         8.0%          4.7%

Retention                               79.9%         80.1%        81.0%        81.2%         80.5%

New Business Policies (000's)           144.7         115.6        107.4        117.1         137.2
% Chg Prior Year Same Qtr                5.5%         -0.5%        12.2%        42.7%         85.2%

Loss Trends (12 mo. rolling)

Frequency                               -3.2%         -3.7%        -6.5%        -7.3%         -5.3%

Severity                                 3.6%          3.2%         5.1%         7.2%          4.9%

Total Loss Costs                         0.3%         -0.6%        -1.7%        -0.6%         -0.7%


Net Written Premiums                  $ 617.7       $ 570.9      $ 566.0      $ 522.9       $ 536.4
% Chg Prior Year Same Qtr               15.2%         17.0%        18.3%        14.4%         17.6%

Net Earned Premiums                   $ 581.3       $ 552.9      $ 528.5      $ 523.0       $ 497.4
% Chg Prior Year Same Qtr               -0.6%          1.5%         3.3%         2.8%          3.1%

Frequency, severity and loss cost information is on a twelve month rolling newly reported claims incurred basis which may be different from paid.

                           Safeco Property & Casualty
                            Homeowners and Specialty
                           (In Millions Except Ratios)


                                          3RD          2ND          1ST          4TH          3RD
                                          QTR          QTR          QTR          QTR          QTR           YTD         YTD
                                          2003         2003         2003         2002         2002         2003        2002
                                       -----------  -----------  -----------  -----------  -----------   ----------  ----------
Homeowners
-----------

Underwriting Profit (Loss)                 $ 32.1      $ (13.4)      $ 19.5       $ 12.4        $ 5.5        $38.2     $ (49.6)

Loss and LAE Ratio                          54.8%        78.5%        60.9%        61.4%        68.9%        64.8%       80.7%
Expense Ratio                               28.5%        28.5%        28.8%        32.1%        28.2%        28.5%       28.1%
                                       -----------  -----------  -----------  -----------  -----------   ----------  ----------
Combined Ratio                              83.3%       107.0%        89.7%        93.5%        97.1%        93.3%      108.8%
                                       ===========  ===========  ===========  ===========  ===========   ==========  ==========

Impact of Catastrophes                       5.8%        31.5%         4.3%         1.9%        -3.4%        13.9%        9.0%
Impact of Non-Cat Weather                   10.0%         9.1%         6.8%         6.2%        11.4%         8.7%       10.1%

Policies In Force (000's)                 1,201.5      1,232.8      1,263.0      1,290.5      1,324.1
% Chg Prior Year Same Qtr                   -9.3%        -9.1%        -8.3%        -8.2%        -8.2%

Retention                                   82.7%        82.8%        82.8%        82.5%        82.4%

New Business Policies (000's)                31.4         28.6         22.9         27.0         32.5
% Chg Prior Year Same Qtr                   -3.4%       -31.9%       -27.4%       -11.6%        -8.6%


Net Written Premiums                       $207.4      $ 215.3      $ 172.2      $ 175.2      $ 212.1
% Chg Prior Year Same Qtr                   -2.2%         0.8%         3.3%        -1.7%         5.4%

Net Earned Premiums                       $ 191.5      $ 192.1      $ 189.5      $ 192.1      $ 192.7
% Chg Prior Year Same Qtr                   -0.6%         1.5%         3.3%         2.8%         3.1%


Specialty
---------

Underwriting Profit                        $ 12.5       $ 14.8       $ 11.5        $ 8.3        $ 9.6        $38.8      $ 20.6


Loss and LAE Ratio                           47.6%        40.1%        46.3%        52.3%        50.0%        44.6%       55.1%
Expense Ratio                                27.8%        30.6%        30.6%        31.5%        31.2%        29.7%       31.3%
                                       -----------  -----------  -----------  -----------  -----------   ----------  ----------
Combined Ratio                               75.4%        70.7%        76.9%        83.8%        81.2%        74.3%       86.4%
                                       ===========  ===========  ===========  ===========  ===========   ==========  ==========

                           Safeco Property & Casualty
                         Safeco Business Insurance (SBI)
                           (In Millions Except Ratios)


                                             3RD         2ND         1ST         4TH         3RD
                                             QTR         QTR         QTR         QTR         QTR          YTD         YTD
                                            2003        2003        2003        2002        2002         2003         2002
                                          ----------  ----------  ----------  ----------  ----------   ----------  -----------
Safeco Business Insurance
-------------------------

Underwriting Loss                           $(195.3)    $ (21.5)     $ (5.2)    $ (17.7)     $(23.4)     $(222.0)    $ (123.7)

Loss and LAE Ratio                           115.6%       66.1%       62.8%       66.4%       67.0%        82.1%        73.5%
Expense Ratio                                 36.0%       39.9%       38.7%       38.5%       39.6%        38.2%        37.7%
                                          ----------  ----------  ----------  ----------  ----------   ----------  -----------
Combined Ratio (CR)                          151.6%      106.0%      101.5%      104.9%      106.6%       120.3%       111.2%
                                          ==========  ==========  ==========  ==========  ==========   ==========  ===========

CR excluding reserve adjustment               97.4%      106.0%      101.5%      104.9%      106.6%       101.6%       111.2%

Impact of Catastrophes                         2.4%        4.0%        0.9%       -1.1%       -1.2%         2.4%         1.5%
Impact of Non-Cat Weather                      2.5%        2.1%        1.9%        1.9%        2.5%         2.2%         1.9%


SBI Regular
-----------

Underwriting Profit (Loss)                  $ (51.3)    $ (11.5)     $ (5.3)      $ 7.8     $ (11.9)     $ (68.1)     $ (59.5)

Loss and LAE Ratio                            81.8%       66.6%       63.8%       60.1%       66.5%        70.9%        71.8%
Expense Ratio                                 36.8%       37.6%       38.2%       36.9%       38.2%        37.5%        36.1%
                                          ----------  ----------  ----------  ----------  ----------   ----------  -----------
Combined Ratio (CR)                          118.6%      104.2%      102.0%       97.0%      104.7%       108.4%       107.9%
                                          ==========  ==========  ==========  ==========  ==========   ==========  ===========

CR excluding reserve adjustment               97.7%      104.2%      102.0%       97.0%      104.7%       101.3%       107.9%

Impact of Catastrophes                         1.9%        3.4%        1.7%       -1.7%       -1.1%         2.3%         2.2%
Impact of Non-Cat Weather                      2.4%        2.2%        1.7%        0.4%        1.6%         2.1%         1.8%

Policies In Force (000's)                     509.9       511.1       517.2       529.7       537.1
% Chg Prior Year Same Qtr                     -5.1%       -6.9%       -7.4%       -8.9%       -8.8%

Retention                                     77.9%       76.7%       76.1%       76.0%       75.8%

New Business Policies (000's)                  30.3        31.1        25.2        24.6        24.6
% Chg Prior Year Same Qtr                     23.2%       16.9%       13.7%       15.3%       25.2%


Net Written Premiums                        $ 281.5     $ 308.4      $284.0      $258.1      $253.5
% Chg Prior Year Same Qtr                     11.0%       11.0%        7.0%       17.2%        7.0%

Net Earned Premiums                         $ 275.4     $ 272.1      $266.0     $ 262.3      $255.4
% Chg Prior Year Same Qtr                      7.8%        8.2%        8.6%        7.0%        0.5%


Special Accounts Facility
--------------------------

Underwriting Profit (Loss)                    $ 5.8      $ (0.6)      $ 6.4       $ 7.5       $ 3.9       $ 11.6       $ 10.3

Combined Ratio (CR)                           94.3%      100.7%       92.7%       91.6%       94.8%        95.9%        94.5%
CR excluding reserve adjustment               91.8%      100.7%       92.7%       91.6%       94.8%        95.0%        94.5%


SBI Runoff

Underwriting Loss                          $ (149.8)     $ (9.4)     $ (6.3)    $ (33.0)    $ (15.4)     $(165.5)     $ (74.5)

                           Safeco Property & Casualty
                             Surety, Other and Total
                           (In Millions Except Ratios)


                                          3RD          2ND         1ST         4TH         3RD
                                          QTR          QTR         QTR         QTR         QTR          YTD           YTD
                                         2003          2003       2003        2002         2002         2003         2002
                                      ------------  ----------- ----------  ----------  -----------  -----------  ------------
Surety
------

Underwriting Profit                         $ 8.5        $ 6.8      $ 3.7       $ 6.0        $ 2.7       $ 19.0        $ 11.6

Combined Ratio                              78.8%        82.2%      88.6%       81.4%        91.8%        82.8%         87.6%


P&C Other*
-----------

Underwriting Loss                          $ (0.6)      $ (2.3)    $ (7.0)    $ (17.1)     $ (33.6)      $ (9.9)      $ (46.0)


Total Property & Casualty
-------------------------

Underwriting Profit (Loss)               $ (107.4)     $ (12.3)    $ 21.0     $ (18.7)     $ (45.4)      $(98.7)      $(220.9)

Underwriting Profit (Loss)
   excluding reserve adjustment            $ 97.6      $ (12.3)    $ 21.0     $ (18.7)     $ (45.4)     $ 106.3       $(220.9)

Loss and LAE Ratio                          80.2%        70.4%      67.9%       70.6%        72.1%        73.1%         75.7%
Expense Ratio                               28.4%        30.6%      30.3%       31.0%        31.9%        29.6%         30.9%
                                      ------------  ----------- ----------  ----------  -----------  -----------  ------------
Combined Ratio (CR)                        108.6%       101.0%      98.2%      101.6%       104.0%       102.7%        106.6%
                                      ============  =========== ==========  ===========  ==========  ===========  ============

CR excluding reserve adjustment             92.2%       101.0%      98.2%      101.6%       104.0%        97.1%        106.6%

Impact of Catastrophes                       1.7%         8.2%       1.1%        0.2%        -0.9%         3.7%          2.5%

Impact of Non-Cat Weather                    2.9%         2.8%       1.9%        1.9%         3.2%         2.6%          2.8%


*P&C Other includes our discontinued assumed reinsurance business, our involuntary-assigned risk and other state-mandated personal lines business, our Lloyds of London operations which are in runoff and certain discontinued product lines.






Catastrophes and Non-Catastrophe Weather
----------------------------------------

Catastrophes                                $21.0        $99.1      $13.4        $2.9        ($9.9)      $133.5         $82.5
     SPI - Personal Auto                     (0.1)        22.3        0.9         1.4         (0.6)        23.1           7.7
     SPI - Homeowners                        11.1         60.5        8.2         3.7         (6.6)        79.8          50.6
     SPI - Specialty                          1.0          2.0        1.1         1.6          1.5          4.1           7.8
     Safeco Business Insurance                9.0         14.3        3.2        (3.8)        (4.2)        26.5          16.4


Non-Catastrophe Weather                     $36.6        $33.9      $22.5       $22.2        $36.3        $93.0         $92.9
     SPI - Personal Auto                      6.3          7.5        1.4         2.3          4.4         15.2          11.2
     SPI - Homeowners                        19.3         17.5       12.9        12.0         22.0         49.7          57.1
     SPI - Specialty                          1.4          1.3        1.3         1.4          1.2          4.0           3.5
     Safeco Business Insurance                9.6          7.6        6.9         6.5          8.7         24.1          21.1

                           Safeco Property & Casualty
                              Statutory Information
                           (In Millions Except Ratios)


                                                 Three Months Ended             Nine Months Ended
Statutory:                                          September 30                  September 30
                                                -------------------------------------------------------
                                                 2003           2002           2003           2002
                                                -------------------------------------------------------
Net Premiums Written                             $ 1,314.7     $ 1,182.7      $ 3,837.0      $ 3,454.6
Change in Unearned Premium*                          (64.3)        (47.5)        (221.7)         (97.9)
                                                -------------------------------------------------------
Net Premiums Earned                                1,250.4       1,135.2        3,615.3        3,356.7
                                                -------------------------------------------------------

Net Losses Paid                                      664.6         699.1        2,013.1        2,082.9
Change in Loss Reserve                               143.5         (43.7)         121.8           22.3
                                                -------------------------------------------------------
   Net Losses Incurred                               808.1         655.4        2,134.9        2,105.2

Net LAE Paid                                         160.0         162.5          480.9          459.8
Change in LAE Reserve                                 35.4         (14.6)          23.4          (44.9)
                                                -------------------------------------------------------
   Loss Expense Incurred                             195.4         147.9          504.3          414.9
Other U/W Expense Incurred                           372.7         365.3        1,108.1        1,068.0
                                                -------------------------------------------------------
Total Losses and Expense                           1,376.2       1,168.6        3,747.3        3,588.1
                                                -------------------------------------------------------
Underwriting Loss                                   (125.8)        (33.4)        (132.0)        (231.4)


Investment Results
Net Investment Income Earned                         114.4         114.1          342.9          345.6
Net Realized Capital Gain                             13.6          72.5           20.6          307.9
                                                -------------------------------------------------------
   Net Gain from Investments                         128.0         186.6          363.5          653.5

Other Income                                           3.8          (5.2)           7.1           (3.0)
                                                -------------------------------------------------------
Net Income before
    Dividends to Policyholders                         6.0         148.0          238.6          419.1

Dividends to Policyholders                             0.4          (6.6)           1.7           (6.1)
                                                -------------------------------------------------------

Net Income before Income Taxes                         5.6         154.6          236.9          425.2
Income Tax Expense                                    14.6          18.3           66.5           57.9
                                                -------------------------------------------------------
Net Income (Loss)                                   $ (9.0)      $ 136.3        $ 170.4        $ 367.3
                                                =======================================================



                                    3RD           2ND           1ST            4TH            3RD
                                    QTR           QTR           QTR            QTR            QTR           YTD         YTD
                                    2003         2003           2003           2002           2002         2003        2002
                                -----------------------------------------------------------------------------------------------

Loss and Expense Ratios (Statutory)
-----------------------------------
Losses and Loss Adj. Expense
to Premiums Earned                     80.3%         70.5%         67.9%          69.5%          70.8%       73.0%       75.1%
Other Underwriting Expenses
to Net Premiums Written                28.3%         28.9%         29.4%          32.1%          30.9%       28.9%       30.9%
                                -----------------------------------------------------------------------------------------------

Total Loss and Expense                108.6%         99.4%         97.3%         101.6%         101.7%      101.9%      106.0%
Dividends to Policyholders
to Premiums Earned                      0.0%          0.0%          0.0%           0.0%          -0.6%        0.0%       -0.2%
                                -----------------------------------------------------------------------------------------------
Combined Ratio                        108.6%         99.4%         97.3%         101.6%         101.1%      101.9%      105.8%
                                ===============================================================================================
Balance Sheet - Statutory
P&C Companies Only**
--------------------------------
Loss Reserves                      $ 3,854.5     $ 3,711.0     $ 3,699.9      $ 3,732.7      $ 3,792.8
Loss Adj Expense Reserves              826.5         791.1         806.5          803.1          792.3
                                ------------------------------------------------------------------------
Total Loss Reserves                $ 4,681.0     $ 4,502.1     $ 4,506.4      $ 4,535.8      $ 4,585.1
                                ========================================================================
Unearned Premium Reserves          $ 2,022.3     $ 1,957.5     $ 1,845.2      $ 1,804.7      $ 1,838.5

Reserves for Dividends
    to Policyholders                     6.0           6.8           6.9            7.8           10.5

Net Admitted Assets                 10,496.7      10,080.1       9,986.8        9,851.2        9,453.5

Total Capital and Surplus            2,562.3       2,626.9       2,571.8        2,509.5        2,168.2

Ratio of
   Net Premiums Written (Annualized)
   to Total Capital and Surplus         2.05          2.00          1.88           1.80           2.18

* Also reflects changes in accrued retrospective premiums.
** Certain 2003 amounts used are estimated and subject to change. Such changes are not expected to be material.

                            Safeco Life & Investments
                           Pretax Operating Earnings*
                                  (In Millions)

                                    3RD         2ND         1ST        4TH         3RD
                                    QTR         QTR         QTR        QTR         QTR           YTD          YTD          %
                                   2003        2003        2003        2002       2002          2003          2002        Chg
                                -------------------------------------------------------------------------------------------------

Group                               $ 12.5      $ 24.5      $ 29.0     $ 22.5      $ 22.4         $ 66.0       $ 46.7     41.3%

Income Annuities                      (0.9)        8.4        10.1       13.9        11.5           17.6         27.6    -36.2%

Retirement Services                    3.3         4.9         5.0        8.2         1.4           13.2         13.4     -1.5%

Individual                             3.9        (0.5)        1.9        3.9         3.5            5.3         17.7    -70.1%

Asset Management                       1.1         0.1         0.1        0.3         0.9            1.3          4.9    -73.5%

L&I Other                             21.2        20.5        25.7       17.5        19.9           67.4         60.4     11.6%
                                --------------------------------------------------------------------------------------------------
Pretax Operating Earnings           $ 41.1      $ 57.9      $ 71.8     $ 66.3      $ 59.6        $ 170.8      $ 170.7      0.1%
                                ==================================================================================================





                            Safeco Life & Investments
                               Operating Revenues
                                  (In Millions)


                                    3RD         2ND         1ST        4TH         3RD
                                    QTR         QTR         QTR        QTR         QTR           YTD          YTD          %
                                   2003        2003        2003        2002       2002          2003          2002        Chg
                                -------------------------------------------------------------------------------------------------

Group                              $ 133.9     $ 144.5     $ 142.3    $ 149.8     $ 149.3        $ 420.7      $ 327.6     28.4%

Income Annuities                     121.7       130.8       131.4      136.6       134.0          383.9        392.6     -2.2%

Retirement Services                   96.6        96.4        96.1       95.4        96.3          289.1        284.1      1.8%

Individual                            96.3        95.8        95.9       96.9        96.2          288.0        282.8      1.8%

Asset Management                       7.0         6.7         6.2        6.7         7.0           19.9         23.2    -14.2%

L&I Other                             52.8        50.7        55.5       47.3        47.6          159.0        141.9     12.1%
                                --------------------------------------------------------------------------------------------------
Operating Revenues                 $ 508.3     $ 524.9     $ 527.4    $ 532.7     $ 530.4      $ 1,560.6    $ 1,452.2      7.5%
                                ==================================================================================================

*Earnings before net realized investment gains (losses) and income taxes. This is a standard industry measurement and is used by management as the key measurement of Life & Investments segment profit or loss. It is presented as a supplement to net income as a measure of profitability.

                            Safeco Life & Investments
                             Supplemental Statistics
                (In Millions Except Ratios and Policy Statistics)



                                         3RD        2ND         1ST        4TH        3RD
                                         QTR        QTR         QTR        QTR        QTR         YTD         YTD         %
                                         2003       2003       2003        2002       2002        2003       2002        Chg
                                        -----------------------------------------------------------------------------------------
Group
     Earned Premiums                     $132.3    $ 141.6      $140.6     $145.7     $147.3      $414.5      $322.2      28.6%
     Loss Ratio                           63.3%      56.3%       56.2%      59.2%      58.4%       58.5%       59.2%     (0.7)
Income Annuities
     Reserves (in billions)               $ 6.3      $ 6.4       $ 6.3      $ 6.3      $ 6.3       $ 6.3       $ 6.3       0.0%
     Deposits                              29.3       35.8        28.5       37.2       34.1        93.6        69.8      34.1%
Retirement Services
     Reserves
          Fixed (in billions)             $ 6.6      $ 6.4       $ 6.1      $ 5.9      $ 5.8       $ 6.6       $ 5.8      13.8%
          Variable (in billions)            0.9        0.9         0.8        0.8        0.8         0.9         0.8      12.5%
                                        -----------------------------------------------------------------------------------------
     Total Reserves                         7.5        7.3         6.9        6.7        6.6         7.5         6.6      13.6%
     Deposits                             303.6      328.4       332.2      338.0      271.4       964.2     1,019.4      -5.4%

Individual
     Reserves                             $ 3.9      $ 3.9       $ 3.8      $ 3.8      $ 3.7       $ 3.9       $ 3.7       5.4%
     Policies Issued:
     Term, Universal Life,                  5.9        6.5         5.9        6.3        5.2        18.3        15.9      15.1%
      Traditional, Disability (000's)
     Policies In Force (000's)            284.0      283.2       281.7      280.0      278.6       284.0       278.6       1.9%

Asset Management
     Assets Under Management
     (in billions)                        $ 4.0      $ 4.0       $ 3.7      $ 3.9      $ 3.7       $ 4.0       $ 3.7       8.1%

                               Safeco Corporation
                                 Capitalization
                                  (In Millions)


                                                           09/30/2003            12/31/2002            12/31/2001
                                                        --------------------------------------------------------------

Short-Term Debt
$500 million back up line of credit (unused)                          $ -                   $ -                   $ -
Commercial Paper                                                        -                     -                 299.0
7.875%, due 3/15/03                                                     -                 303.5                 323.0
Medium-Term Notes and Other                                          19.2                  29.7                  74.6

Long-Term Debt
7.875%, due 4/1/05 (callable at par on 4/1/03)                          -                 200.0                 200.0
6.875%, due 7/15/07 (non callable)                                  195.8                 200.0                 200.0
4.20%, due 2/1/08 (non callable)                                    200.0                     -                     -
4.875%, due 2/1/10 (non callable)                                   300.0                     -                     -
7.25%, due 9/15/12 (non callable)                                   387.7                 390.6                     -
8.072% Capital Securities due 2037
    (Callable at 104 in 2007)                                       850.0                     -                     -

                                                        ------------------   -------------------   -------------------
Total Debt                                                      $ 1,952.7             $ 1,123.8             $ 1,096.6
                                                        ------------------   -------------------   -------------------

Capital Securities (callable at 104 in 2007)                          $ -               $ 843.8               $ 843.4
                                                        ------------------   -------------------   -------------------

Common Equity                                                   $ 4,933.4             $ 4,431.6             $ 3,634.6
                                                        ------------------   -------------------   -------------------

Total Capital (Debt + Capital Securities + Equity)              $ 6,886.1             $ 6,399.2             $ 5,574.6
                                                        ------------------   -------------------   -------------------

Debt to Capital                                                     28.4%                 17.6%                 19.7%

Debt and Capital Securities to Capital                              28.4%                 30.7%                 34.8%
Debt and Adj. Cap Securities* to Capital                            25.9%                 28.1%                 31.8%

Debt to Equity                                                      39.6%                 25.4%                 30.2%

Earnings to Fixed Charges Ratio**                                     1.2                   1.3              Negative
Interest Coverage Ratio**                                             5.4                   5.0              Negative
Operating Earnings to Fixed Charges Ratio**                           4.0                   3.1              Negative


* 20% equity credit

** The Earnings to Fixed Charges Ratio includes net realized investment gains (losses), interest on deposit contracts and distributions on capital securities. The Interest Coverage Ratio excludes net realized investment gains (losses), interest on deposit contracts and distributions on capital securities. The Operating Earnings to Fixed Charges Ratio excludes net realized investment gains (losses) and interest on deposit contracts.

Note: Effective July 1, 2003 Safeco adopted SFAS 150, "Accounting for Financial Insturments with Characteristics of Liabilities, Equity or Both" and, accordingly, Capital Securities are now reported with debt in our September 30, 2003 Consolidated Balance Sheet.

                               Safeco Corporation
                      Investment Portfolios - Consolidated
                                  (In Millions)


Investment Portfolio (Market Value)                      09/30/2003            %                12/31/2002            %
                                                     -------------------   ----------       --------------------   ---------
Fixed Maturities - Taxable                                   $ 23,522.6         82.7 %               $ 22,169.2        82.8 %
Fixed Maturities - Nontaxable                                   2,210.9          7.8                    2,108.8         7.9
Equity Securities                                               1,167.1          4.1                    1,082.5         4.0
                                                     -------------------   ----------       --------------------   ---------
Total Fixed Maturities & Equity Securities                     26,900.6         94.6                   25,360.5        94.7
Mortgage Loans                                                    937.9          3.3                      925.9         3.5
Other Invested Assets                                             159.0          0.5                      173.8         0.6
Short-Term Investments                                            449.2          1.6                      311.0         1.2
                                                     -------------------   ----------       --------------------   ---------
Total Consolidated Investment Portfolio                      $ 28,446.7        100.0 %               $ 26,771.2       100.0 %
                                                     -------------------   ----------       --------------------   ---------

Rating (Market Value)                                    09/30/2003                             12/31/2002
                                                     -------------------                    --------------------
AAA                                                                  35 %                                    37 %
AA                                                                    6                                       7
A                                                                    24                                      24
BBB                                                                  28                                      25
BB or lower                                                           6                                       5
Not Rated                                                             1                                       2
                                                     -------------------                    --------------------
Total                                                               100 %                                   100 %
                                                     -------------------                    --------------------
Average Rating                                                        A                                       A
                                                     -------------------                    --------------------



Components of Net Realized Investment Gains (Losses) after Tax (in millions):

                                                            3rd                                     3rd
                                                            QTR                                     QTR
                                                            2003                                   2002
                                                     -------------------                    --------------------

Gains on Securities Transactions                                 $ 15.7                                  $ 27.0
Impairments on Fixed Maturities                                    (4.6)                                  (24.3)
Impairments on Equity Securities                                   (4.7)                                   (0.4)
Impairment related to intent to sell L&I                          (77.7)                                      -
Credit Default Swap Mark-to-Market                                  1.8                                   (17.7)
Other                                                               7.0                                    23.2
                                                     -------------------                    --------------------
Net Realized Investment Gains (Losses)                          $ (62.5)                                  $ 7.8
                                                     ===================                    ====================

                               Safeco Corporation
                   Investment Portfolios - Property & Casualty
                                  (In Millions)


Investment Portfolio (Market Value)         09/30/2003             %            12/31/2002            %
                                         -----------------  ----------------  ----------------  ---------------
Fixed Maturities - Taxable                      $ 5,454.1              59.6 %       $ 5,383.0             61.2 %
Fixed Maturities - Nontaxable                     2,203.2              24.1           2,108.8             23.9
Equity Securities                                 1,029.2              11.2             947.9             10.8
                                         -----------------  ----------------  ----------------  ---------------
Total Fixed Maturities & Equity Securities        8,686.5              94.9           8,439.7             95.9
Mortgage Loans                                       48.5               0.5              50.5              0.6
Other Invested Assets                                 7.3               0.1              15.6              0.2
Short-Term Investments                              411.5               4.5             292.9              3.3
                                         -----------------  ----------------  ----------------  ---------------
  Total Property & Casualty
      Investment Portfolio                      $ 9,153.8             100.0 %       $ 8,798.7            100.0 %
                                         -----------------  ----------------  ----------------  ---------------


Rating (Market Value)                       09/30/2003                          12/31/2002
                                         -----------------                    ----------------
AAA                                                    40 %                                45 %
AA                                                     11                                  11
A                                                      24                                  22
BBB                                                    20                                  17
BB or lower                                             4                                   3
Not Rated                                               1                                   2
                                         -----------------                    ----------------
Total                                                 100 %                               100 %
                                         -----------------                    ----------------

Average Rating                                         A+                                  AA
                                         -----------------                    ----------------


                                            09/30/2003        06/30/2003        03/31/2003        12/31/2002       09/30/2002
                                        ----------------------------------------------------------------------------------------
Pretax Investment Income - Quarter                $ 113.7           $ 116.5           $ 112.8          $ 115.0          $ 114.5
Effective Tax Rate on P&C
Investment Income - Quarter                        26.79%            25.07%            26.64%           25.94%           26.57%

  Cost or Amortized Cost                          $ 8,274           $ 8,003           $ 8,145          $ 8,131          $ 7,903
  Market                                            9,154             9,008             8,877            8,799            8,627
     % Equities (at market)                         11.2%             11.3%             10.2%            10.8%            10.5%
     % Taxable Bonds (at market)                    59.6%             59.7%             59.2%            61.2%            60.3%
     % Tax Exempt Bonds (at market)                 24.1%             24.5%             23.9%            23.9%            23.4%
     % Short Term and Other                          5.1%              4.5%              6.7%             4.1%             5.8%
  Market YTM on Bond Portfolio                      3.92%             3.71%             4.10%            4.17%            4.33%
  Book YTM on Bond Portfolio                        5.56%             5.66%             6.02%            5.99%            6.19%
  Duration of Bond Portfolio                         4.99              4.57              5.23             5.26             4.91

                               Safeco Corporation
                   Investment Portfolios - Life & Investments
                                  (In Millions)


Investment Portfolio (Market Value)          09/30/2003            %              12/31/2002           %
                                            --------------   --------------     ---------------  --------------
Fixed Maturities - Taxable                     $ 17,977.2             93.3 %        $ 16,657.6            92.5 %
Fixed Maturities - Nontaxable                         7.7              0.0                 0.8             0.0
Equity Securities                                   112.6              0.6               113.8             0.6
                                            --------------   --------------     ---------------  --------------
Total Fixed Maturities & Equity Securities       18,097.5             93.9            16,772.2            93.1
Mortgage Loans                                      961.5              5.0               948.6             5.3
Other Invested Assets                               124.2              0.6               118.1             0.7
Short-Term Investments                               88.9              0.5               165.8             0.9
                                            --------------   --------------     ---------------  --------------
Total Life & Investments Investment Portfolio  $ 19,272.1            100.0 %        $ 18,004.7           100.0 %
                                            ==============   ==============     ===============  ==============

Rating (Market Value)                        09/30/2003                           12/31/2002
                                            --------------                      ---------------
AAA                                                    32 %                                 34 %
AA                                                      4                                    5
A                                                      24                                   25
BBB                                                    32                                   29
BB or lower                                             6                                    5
Not Rated                                               2                                    2
                                            --------------                      ---------------
Total                                                 100 %                                100 %
                                            ==============                      ===============

Average Rating                                          A                                   A+
                                            --------------                      ---------------







                                             09/30/2003       06/30/2003          03/31/2003      12/31/2002       09/30/2002
                                             -----------      ------------        ------------    ------------     ------------
  Cost or Amortized Cost                         $ 17,639         $ 17,527            $ 17,259        $ 16,885         $ 16,704
  Market                                           19,272           19,325              18,489          18,005           17,797
     % Equities (at market)                          0.6%             0.6%                0.6%            0.6%             0.6%
     % Taxable Bonds (at market)                    93.3%            93.0%               92.4%           92.5%            92.1%
     % Short Term and Other                          6.1%             6.4%                7.0%            6.9%             7.3%
  Market YTM on Bond Portfolio                      5.09%            4.97%               5.50%           5.70%            5.80%
  Book YTM on Bond Portfolio                        6.70%            6.73%               6.99%           7.18%            7.17%
  Duration of Bond Portfolio                         6.83             6.97                6.81            6.81             6.94